EXHIBIT 99.3
News Release

Contact:	Mark Pape
Chief Financial Officer
Affirmative Insurance Holdings, Inc.
(972) 728-6481
AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES QUARTERLY
CASH DIVIDEND OF TWO CENTS PER SHARE
ADDISON, Texas (November 10, 2006) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a producer and provider of personal non-standard automobile insurance, today announced that its board of directors has declared a quarterly cash dividend on its common stock of two cents per share, payable on December 29, 2006 to shareholders of record at the close of business December 15, 2006.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Affirmative Insurance Holdings, Inc. is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 12 states, including Texas, Illinois, California and Florida.
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